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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Form S-8 Registration Statement and Prospectus of Bargo Energy Company (the Company) of (1) our report dated March 20, 1998 included in the Company's annual report on Form 10-K which accompanies the consolidated financial statements of Future Petroleum Corporation for the years ended December 31, 1997 and 1996, (2) our report dated March 12, 1999 included in the Company's Form 8-K/A dated May 4, 1999 which accompanies the financial statements of Bargo Energy Resources as of November 30, 1998, and (3) our report dated April 30, 1999 included in the Company's Form 8-K/A dated May 27, 1999 which accompanies the historical summaries of revenues and direct operating expenses of the Cody Properties for the eleven months ended November 30, 1998 and the year ended December 31, 1997, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

December 6, 1999
Dallas, Texas